                                                                   EXHIBIT 10.13




                 WORLDCOM/MFS 1995 DEFERRED STOCK PURCHASE PLAN

                 (AMENDED AND RESTATED AS OF DECEMBER 31, 1996)


INTRODUCTION AND HISTORY OF PLAN

         The Plan originally was adopted by MFS Communications Company, Inc. ("MFS") effective October 1, 1995. Effective December 31, 1996, MFS merged with and into WorldCom, Inc. ("WorldCom") pursuant to a Merger Agreement. As a result of the merger, WorldCom assumed sponsorship of the Plan, and the Plan was amended and restated to redesignate the Plan as sponsored by WorldCom effective December 31, 1996. Under the terms of the Merger Agreement, rights to acquire stock of MFS outstanding under the Plan before December 31, 1996 were substituted with rights to acquire stock of WorldCom, as adjusted for the merger exchange ratio of 2.1 shares of stock of WorldCom for each outstanding share of MFS stock. Except as adjusted for this exchange ratio, all rights of Participants and their Beneficiaries under the Plan before December 31, 1996 are preserved hereunder. This amended and restated Plan incorporates changes in the Plan due to this merger but retains provisions relating to the Original Effective Date for historical purposes. The amended and restated Plan is intended to change the Plan as required as a result of the merger but is not otherwise intended to effect substantive amendments to the Plan beyond those required by the merger.

1.       PURPOSE AND INTENT

         The purpose of this Plan is (i) to align employee and stockholder long-term interests by creating a direct link between compensation and stockholder return, (ii) to enable employees to develop and maintain a substantial equity ownership position in the Company and (iii) to provide incentives to such employees to contribute to the success of the business of the Company. The provisions of the Plan are intended to satisfy the requirements of Section 16(b) of the Securities Exchange Act of 1934, as amended from time to time, and shall be interpreted in a manner consistent with the requirements thereof, as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

2.       DEFINITIONS

         As used in this Plan, the following words and phrases shall have the meanings indicated:

         "Administrator" shall mean the Compensation Committee or its delegate which administers the Plan in accordance with Article 9.

         "Amended Effective Date" shall mean December 31, 1996, the date of this amended and restated WorldCom/MFS 1995 Deferred Stock Purchase Plan.

         "Base Salary" shall mean the base salary payable to a Participant by the Company or a Subsidiary, plus overtime, shift premium and cost-of-living adjustments.

         "Beneficiary" shall mean that person or persons designated by a Participant to receive the Stock distributable from the Participant's Deferral Account and Matching Account in the event of such Participant's death, in accordance with Article 8. Such designation shall be made on a form provided by the Administrator. A Participant may from time to time change his designated Beneficiaries by filing a new designation in writing with the Administrator. A Participant may designate a Beneficiary, or change a prior designation, only in accordance with the beneficiary designation procedures applicable to the WorldCom/MFS Employee Stock Bonus Plan, as amended from time to time. The Company and the Administrator may rely conclusively upon the Beneficiary designation last filed in accordance with the terms of the Plan.
If there is no surviving designated Beneficiary, the Beneficiary shall be deemed to be the Participant's spouse or, if the Participant has no spouse, the Participant's estate.

         "Board" shall mean the Board of Directors of the Company.

         "Bonus" shall mean the annual bonus payable to a Participant by the Company or a Subsidiary under any bonus plan or arrangement maintained by the Company or a Subsidiary.

         "Bonus Deferral Agreement" shall mean an agreement entered into between the Company (on behalf of itself and, in the case of any Participant employed by a Subsidiary, on behalf of such Subsidiary) and a Participant to defer from 1% to 10% (in whole number increments as indicated on such Bonus Deferral Agreement) of such Participant's Bonus pursuant to Section 5(b).

         "Change in Control" shall mean, with respect to the Company, (i) the acquisition by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, other than any Permitted Holder (as defined below), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either (x) the then outstanding shares of Stock or (y) the combined voting power of the Company's then outstanding voting securities, (ii) approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation, do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities (other than a transaction approved by shareholders of MFS at its 1995 annual meeting of shareholders), or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company, or (iii) the replacement of more than 50% of the members of the Board of the Company with persons who were not nominated or otherwise designated by the remaining members of the Board. The term "Permitted Holder" shall mean (X) the Company or any of its affiliates, (Y) Kiewit Diversified Group, Inc. ("KDG") or any of its affiliates or (Z) any employee benefit plan of the Company, KDG or any of their affiliates.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Commissions" shall mean commission income payable by the Company or a Subsidiary to a Participant.

         "Commission Deferral Agreement" shall mean an agreement entered into between the Company (on behalf of itself and, in the case of any Participant employed by a Subsidiary, on behalf of such Subsidiary) and a Participant to defer from 1% to 10% (in whole number increments as indicated on such Commission Deferral Agreement) of such Participant's Commissions pursuant to
Section 5(b).

         "Compensation Committee" shall mean the Compensation Committee of the Board.

         "Company" shall mean WorldCom, Inc., a Georgia corporation, or any successor corporation.

         "Constructive Involuntary Termination" shall mean the voluntary termination of a person's employment with the Company and all of its Subsidiaries within 90 days following (i) a material reduction in his compensation (including applicable fringe benefits), without his consent, (ii) his demotion or the diminution in his position, authority, duties or responsibilities, without cause and without his consent, or (iii) the relocation of his principal place of employment, without his consent.

         "Deferral Account" shall mean the bookkeeping account established by the Company for each Participant to reflect Stock Units credited to such Participant which are attributable to his or her Deferral Contributions.

         "Deferral Contribution" shall mean a Participant's deferral of Base Salary, Bonus or Commissions, which is translated into Stock Units and credited to a Participant's Deferral Account in accordance with Section 6(a).

         "Disability" means long-term disability as determined by the United States Social Security Administration.

         "Employee" shall mean any common-law employee of the Company or a Subsidiary who is regularly scheduled to work at least 30 hours per week.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

         "Fair Market Value" of a share of Stock on any given day shall mean:
(i) the closing price per share of Stock on the national securities exchange on which such Stock is principally traded, on the next preceding date on which there was a sale of Stock on such exchange, or (ii) if the Stock is not listed or admitted to trading on any such exchange, the average of the highest reported bid and lowest reported asked prices per share of Stock as reported by the National Association of Securities Dealers Inc. Automated Quotation ("NASDAQ") system on the next preceding date on which such bid and asked prices were reported, or (iii) if the Stock is not then listed on any securities exchange or prices therefor are not then quoted in the NASDAQ system, the value determined by the Compensation Committee in good faith.

         "Financial Hardship" means severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute a Financial Hardship will depend upon the facts of each case and will be determined by the Administrator in its sole discretion, but distributions may not be made to the extent that such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise or
(ii) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship.

         "Matching Account" shall mean the bookkeeping account established by the Company for each Participant to reflect Stock Units credited to each Participant which are attributable to Matching Contributions.

         "Matching Contribution" shall mean Stock Units credited to a Participant's Matching Account from time to time in accordance with Section 6(b).

         "Merger Agreement" shall mean the Amended and Restated Agreement and Plan of Merger dated as of August 25, 1996 by and between the Company, HIJ Corp., a wholly-owned subsidiary of the Company ("HIJ"), and MFS, whereby HIJ merged with and into MFS.

         "MFS" shall mean MFS Communications Company, Inc., a Delaware corporation, which is a Subsidiary of the Company pursuant to a merger with the Company on December 31, 1996.

         "MFS Stock" shall mean the common stock of MFS, par value $0.01 per share.

         "Original Effective Date" shall mean October 1, 1995, which is the effective date of the former MFS Communications Company, Inc. 1995 Deferred Stock Purchase Plan.

         "Participant" shall mean an Employee who has properly filed with the Company a Salary Deferral Agreement, a Bonus Deferral Agreement or a Commission Deferral Agreement pursuant to Article 5.

         "Pay Period" shall mean each payroll period of the Company or a Subsidiary, as the case may be.

         "Plan" shall mean this WorldCom/MFS 1995 Deferred Stock Purchase Plan, as amended from time to time.

         "Purchase Date" shall mean the date on which Base Salary, a Bonus or Commissions to which any Salary, Bonus or Commission Deferral Agreement relates otherwise would be paid.

         "Quarter" shall mean a calendar quarter during a Year.

         "Rule 16b-3" shall mean Rule 16b-3 promulgated under the Exchange Act, including any successor to such rule.

         "Salary Deferral Agreement" shall mean an agreement entered into between the Company (on behalf of itself and, in the case of any Participant employed by a Subsidiary, on behalf of such Subsidiary) and a Participant to defer from 1% to 10% (in whole number increments as indicated on such Salary Deferral Agreement) of such Participant's Base Salary in accordance with
Section 5(a).

         "Section 16 Person" shall mean an Employee who is subject to the reporting and "short-swing" profit recapture provisions of Section 16 of the Exchange Act.

         "Stock" shall mean the common stock of the Company, par value $0.01 per share.

         "Stock Units" shall mean units credited to Deferral Accounts and Matching Accounts, rounded to the nearest one one-hundredth of a share, representing a Participant's right to receive one share of Stock for each such whole unit upon satisfaction of the criteria set forth in the Plan.

         "Subsidiary" shall mean any subsidiary of the Company (whether or not a subsidiary at the date the Plan is adopted) other than a subsidiary which is designated by the Compensation Committee or Board as not eligible to participate in the Plan.

         "Vesting Date" shall mean, with respect to Stock Units credited to a Participant's Matching Account, the third anniversary of the last day of the Quarter in which the Purchase Date relating to such Stock Units occurred.

         "Year" shall mean the calendar year.

3.       NO SHARES SUBJECT TO THE PLAN

         No shares of Stock shall be reserved for, or issued under, the Plan. To the extent that shares of Stock are delivered to Participants pursuant to the provisions of this Plan, such shares shall be issued under, and shall be subject to the applicable terms and conditions of, the WorldCom/MFS 1993 Stock Plan, as amended from time to time (the "1993 Plan").

4.       ELIGIBILITY

           (a) On the Original Effective Date. On the Original Effective Date, eligibility to participate in the Plan shall be limited to those Employees who (i) have completed a Quarter of continuous employment with the Company or a Subsidiary prior to October 1, 1995 and (ii) with respect to Employees hired prior to September 1, 1995, have not elected to waive participation in MFS's ShareWorks program by September 8, 1995 or, with respect to such Employees who have so waived, have not been otherwise designated by the Compensation Committee (not later than the Original Effective Date) to be eligible for the Plan.

          (b) Following the Original Effective Date. Following the Original Effective Date, Employees not eligible on the Original Effective Date pursuant to Section 4(a) shall first become eligible to participate in the Plan upon (i) the completion of a Quarter of continuous employment with the Company or a Subsidiary and (ii) with respect to those Employees hired prior to September 1, 1995 who elected to waive participation in MFS's

ShareWorks program by September 8, 1995, (X) six months following the last grant of stock options to such Employees under the 1993 Plan or (Y) the designation by the Compensation Committee of their eligibility for the Plan.

5.       PARTICIPATION

         (a) Base Salary Deferrals. An eligible Employee may participate in the Plan with respect to deferrals of Base Salary by filing a Salary Deferral Agreement with the Company. Salary Deferral Agreements may be filed prior to the time Employee first becomes eligible to participate in the Plan. Except as provided in clause (i), (ii), (iii) or (iv) below, a Salary Deferral Agreement shall be effective as of the first Pay Period beginning in the Quarter following the Quarter in which it is filed with the Company. A Salary Deferral Agreement shall remain in effect for each remaining Quarter of the Year for which it is so filed. However, notwithstanding the above:

                 (i) Except to the extent provided in clause (iv) below, a Participant may amend or revoke a Salary Deferral Agreement by filing a new Salary Deferral Agreement with the Company, or a revocation of the current Salary Deferral Agreement on such form as shall be acceptable to the Administrator, in either case to take effect in the first Pay Period of the Quarter following the Quarter in which such document is filed with the Company. A Participant who amends a Salary Deferral Agreement may subsequently further amend such amended Salary Deferral Agreement in accordance with the preceding sentence. A Participant who revokes a Salary Deferral Agreement may subsequently file a new Salary Deferral Agreement with the Company, to take effect in the first Pay Period of the Quarter following the Quarter in which such new Salary Deferral Agreement is filed with the Company.

                 (ii) Notwithstanding clause (iv) below, an Employee who is eligible to participate in the Plan on the Original Effective Date may file a Salary Deferral Agreement with the Company no later than September 8, 1995, such Salary Deferral Agreement to take effect for the first Pay Period beginning on or after the Original Effective Date.

                 (iii) Notwithstanding clause (iv) below, an Employee who first becomes eligible to participate in the Plan following the Original Effective Date may file a Salary Deferral Agreement with the Company no later than 30 days following such initial eligibility, such Salary Deferral Agreement to take effect for the first Pay Period beginning as soon as practicable after being so filed, but only with respect to Base Salary earned during and following such Pay Period.

                 (iv) A Salary Deferral Agreement, an amendment to a Salary Deferral Agreement or a revocation of a Salary Deferral Agreement must be filed with the Company no later than 30 days prior to the end of the Quarter preceding the Quarter in which it is first effective. Any such document filed later than that time, but otherwise in accordance with this Section 5(a), shall take effect in the first Pay Period of the second Quarter following the date of filing.

         (b) Bonus/Commission Deferrals. An eligible Employee may participate in the Plan with respect to deferrals of Bonus and/or Commissions by filing a Bonus Deferral Agreement and/or a Commission Deferral Agreement with the Company. Bonus Deferral Agreements and Commission Deferral Agreements may be filed prior to the time an Employee first becomes eligible to participate in the Plan. A Bonus Deferral Agreement and a Commission Deferral Agreement shall be effective as to any Bonus or Commission, as applicable, payable during the Year following the Year in which it is so filed, and is irrevocable. However, notwithstanding the above:

                 (i) An Employee who first becomes eligible to participate in the Plan on the Original Effective Date may file an irrevocable Bonus Deferral Agreement and/or Commission Deferral Agreement with the Company with respect to Bonuses and Commissions attributable to the Year 1995 no later than September 8, 1995, such Agreements to take effect as of October 1, 1995.

                 (ii) An Employee who first becomes eligible to participate in the Plan following the Original Effective Date may file an irrevocable Bonus Deferral Agreement and/or Commission Deferral Agreement with the Company with respect to Bonuses and Commissions attributable to the Year of such initial eligibility no later than 30 days following such initial eligibility, such Agreements to take effect as soon as practicable after being so filed.

                 (iii) The Administrator reserves the right to reject any such Bonus and/or Commission Deferral Agreement to the extent it determines that the amount of the Bonus or Commission to which such Agreement relates is earned or determinable at the time such Agreement otherwise would become effective. Further, any such Bonus and/or Commission Deferral Agreement shall be effective only with respect to Commissions or Bonuses paid following the time such Agreement becomes effective, and in the Year following the time such Agreement is filed with the Company.

         (c) Special Provisions Applicable to Section 16 Persons. Any Salary Deferral Agreement, Bonus Deferral Agreement or Commission Deferral Agreement entered into by a Section 16 Person (or any subsequent amendment or revocation thereof in the case of a Salary Deferral Agreement) shall become effective at least six months after the date such Agreement (or amendment or revocation, in the case of a Salary Deferral Agreement) is filed with the Company; provided that the foregoing shall not apply to any such election which otherwise would take effect prior to April 1, 1996. Instead, with respect to the participation in the Plan of any Section 16 Person prior to April 1, 1996:

                 (i) If such Section 16 Person ceases participation in the Plan, he or she may not participate again for at least six months following such cessation.

                 (ii) Any Stock distributed to the Section 16 Person from the Plan may not be sold by such Section 16 Person until the later of (i) six months following the effective date of the deferral to which such distributed Stock relates or (ii) six months following the date of distribution; provided that clause (ii) shall not apply in the event of (X) extraordinary distributions of all of the Stock attributable to Stock Units credited to all Participants' accounts under the Plan or (Y) distributions in connection with death, retirement, disability, termination of employment, or a qualified domestic relations order, as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

                 This Section 5(c) shall be interpreted in a manner intended to cause transactions under the Plan with respect to Section 16 Persons to comply with Rule 16b-3 under the Exchange Act, and consequently to be exempt from the "short-swing" profit recapture rules of Section 16(b) of the Exchange Act. In the case of any amendment to such Rule 16b-3 following the Original Effective Date, or the receipt by the Company of an applicable No-Action Letter from the Securities and Exchange Commission, this Section 5(c) shall be deemed amended to the extent necessary to obtain such exemption, or comply with the conditions of such No-Action Letter, with as little disruption as possible to the normal operation of the Plan.

                 The above provisions of this Section 5(c) shall not apply to any Section 16 Person who gives the Company written notice that he or she does not wish them to so apply, which notice shall (i) acknowledge that some or all of the Section 16 Person's transactions under the Plan will not be exempt under Rule 16b-3 and (ii) be delivered prior to any action by such Section 16 Person which contravenes the above provisions of this Section 5(c).

         (d) Cessation of Participation. A Participant ceases to be a Participant on the date on which Stock attributable to all Stock Units credited to his or her Deferral Account and Matching Account have been completely paid out or forfeited in accordance with Article 8. Notwithstanding any provision of the Plan to the contrary, in the case of a Participant who ceases to be an Employee, but continues to be a common-law employee of the Company or any affiliate, for so long as he or she is not an Employee (i) such person shall not have the right to elect to make deferrals of Salary, Bonus and/or Commissions under the Plan, and (ii) any Salary, Bonus and/or

Commission Deferral Agreement in effect at the time such person ceases to be an Employee shall become null and void and of no effect.

6.       CREDITING TO ACCOUNTS

         (a) Deferral Accounts. On each Purchase Date, the Company shall credit each Participant's Deferral Account with a number of Stock Units equal to (i) the amount of such Participant's deferral attributable to such Purchase Date pursuant to his or her Salary, Bonus or Commission Deferral Agreement, as applicable, divided by (ii) the Fair Market Value of a share of Stock as of such Purchase Date.

         (b) Matching Accounts. On each Purchase Date, the Company shall credit each Participant's Matching Account with that number of Stock Units credited on such Purchase Date to the Participant's Deferral Account.

         (c) Dividends. No adjustment shall be made to Stock Units credited to Deferral Accounts or Matching Accounts on account of cash dividends paid on Stock.

         (d) Effect of Payments. The amount of Stock Units credited to a Participant's Deferral Account and Matching Account shall be reduced by the number of shares of Stock distributed to the Participant or his Beneficiary (including any Stock Units cancelled by the Company in accordance with Section 8(g)) or, in the case of a Matching Account, forfeited in accordance with
Section 8(d).

         (e) Effect of Certain Changes. In the event of any extraordinary dividend, share dividend, recapitalization, merger, consolidation, share split, warrant or rights issuance, or combination or exchange of the Stock, or other similar transactions, the number of Stock Units credited to each Participant's Deferral Account and Matching Account shall be equitably adjusted by the Administrator (which for this purpose shall be the Compensation Committee), in its discretion, to reflect such event and such administrator may make such other adjustments to the terms of outstanding Stock Units as it may deem equitable under the circumstances.

7.       VESTING

         (a) Deferral Accounts. A Participant shall at all times be fully vested in the Stock Units credited to his or her Deferral Account.

         (b)     Matching Accounts.  Except as specifically noted below in this
Section 7(b), a Participant shall vest in any particular Stock Units credited to his or her Matching Account on the Vesting Date applicable to such Stock Units.

                 In addition, notwithstanding the general vesting provisions stated above, a Participant shall become fully vested in all Stock Units credited to his or her Matching Account upon the occurrence of any of the following:

                 (i) the death or Disability of a Participant while still employed with the Company or a Subsidiary;


                 (ii) the termination of a Participant's employment with the Company or a Subsidiary after attaining age 62;

                 (iii) the termination of a Participant's employment with the Company or a Subsidiary after attaining age 55, if the Participant's age plus complete years of employment with the Company and all Subsidiaries totals at least 62;

                 (iv) the termination of a Participant's employment by the Company or a Subsidiary, without cause, within two years following a Change in Control; or

                 (v) a Participant's Constructive Involuntary Termination within two years following a Change in Control.

                 For purposes of the above conditions (i) through (v), the term "Subsidiary" shall include subsidiaries of the Company which do not participate in the Plan.

8.       PAYMENT OF ACCOUNTS; FORFEITURES

         (a) Matching Account Payments. On, or as soon as practicable after, any Stock Units credited to a Participant's Matching Account become vested in accordance with Section 7(b), the Company shall issue to the Participant or his or her Beneficiary, as applicable, that number of shares of Stock equal to the whole Stock Units which become so vested.

         (b) Deferral Account Payments. At the same time as shares of Stock attributable to a Participant's Matching Account are issued to the Participant or his or her Beneficiary, as applicable, in accordance with
Section 8(a), the Company shall issue to such person that number of shares of Stock equal to the whole Stock Units credited to the Participant's Deferral Account having the same Purchase Dates as the Stock Units to which the Matching Account distribution relates. Additionally, at the time, or as soon as practicable after, Stock Units credited to a Participant's Matching Account are forfeited in accordance with Section 8(d), the Company shall issue to the Participant that number of shares of Stock equal to the whole Stock Units then credited to the Participant's Deferral Account.

         (c) Fractional Stock Units. No distributions shall be made with respect to fractional Stock Units credited to any Deferral Account or Matching Account. Following the distribution of Stock to a Participant representing all whole Stock Units then credited to his or her Deferral Account and Matching Account, any remaining fractional Stock Units shall be cancelled for all purposes under the Plan.

         (d) Forfeitures of Matching Account Stock Units. If a Participant's employment with the Company and all Subsidiaries (including, for this purpose, subsidiaries of the Company which do not participate in the Plan) terminates in a manner which does not result in accelerated vesting of the Stock Units credited to the Participant's Matching Account in accordance with the last sentence of Section 7(b), any unvested whole and fractional Stock Units in such Matching Account shall be forfeited.

         (e) Hardship Withdrawals. Notwithstanding anything herein to the contrary, a Participant may request and receive a hardship distribution of Stock attributable to all or any portion of the Stock Units in the Participant's Deferral Account, provided the Participant is able to demonstrate, to the satisfaction of the Administrator, that he has suffered a Financial Hardship. A hardship distribution request must be made on the form provided by the Administrator and is subject to the rules established by the Administrator governing hardship distributions. The amount distributed cannot exceed the lesser of (a) that number of shares of Stock equal to the Stock Units in the Participant's Deferral Account, or (b) that number of Shares having a value equal to the amount necessary (after all applicable withholding) to satisfy the Participant's Financial Hardship. No distribution may be made prior to the time the Administrator approves the distribution.

         (f) Effect of Denial of Tax Treatment. Employee deferrals and Company matches under the Plan are intended to be taxable to Participants no earlier than the time that Stock attributable to such deferrals and matches is distributed. If, in the sole determination of the Administrator (which for this purpose shall be the Compensation Committee), taxation of any such amount to Participants is accelerated to any earlier time, the Compensation

Committee shall cause that number of shares of Stock to be distributed to Participants equal in value to the accelerated income.

         (g) Withholding. Stock distributed pursuant to the Plan shall be subject to all applicable Federal, state and local income taxes and withholding. Such withholding generally shall be satisfied by the cancellation of Stock Units, rounded up to the nearest whole Stock Unit. However, the Administrator may, in its discretion, allow Participants to instead satisfy any withholding obligation by remitting to the Company the amount of any required withholding in cash; provided that Section 16 Persons shall be allowed to elect to satisfy withholding obligations in cash only to the extent that such election is made in a manner which complies with Rule 16b-3 under the Exchange Act.

         (h) Discharge of Obligations. Any payment made to a Participant or his Beneficiary pursuant to the Plan (including any cancellation of Stock Units pursuant to Section 8(g)) shall constitute a complete discharge of the obligations of the Company and the Subsidiaries with respect thereto.

9.       ADMINISTRATION

         The Plan shall be administered by the Administrator. The Administrator shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Salary, Bonus and Commission Deferral Agreements; and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Administrator shall be final and binding on all persons, including the Company, the Participants (and any person claiming any rights under the Plan from or through any Participant) and any stockholder. No member of the Board or Compensation Committee or other Administrator shall be liable for any action taken or determination made in good faith with respect to the Plan or any grant hereunder. The Company shall indemnify and save harmless the Administrator and the members thereof (if a committee) and its officers, employees and directors against all expenses and liabilities arising out of any of their actions in administering the Plan.

10.      AMENDMENT AND TERMINATION OF THE PLAN

         The Board, the Executive Committee of the Board or the Compensation Committee at any time and from time to time may amend, suspend or terminate the Plan without the approval of the Participants, the Company's shareholders or any other person or entity; provided that no such action will, without shareholder approval, (a) materially increase the total number of shares of Stock which may be granted under the Plan, (b) materially expand the class of persons eligible for participation in the Plan or (c) materially increase the benefits accruing under the Plan to Section 16 Persons. Notwithstanding the above, no action taken shall adversely affect the rights of any Participant (or any person claiming any rights under the Plan from or through any Participant) with respect to payment of amounts attributable to Stock Units credited to such Participant's Deferral Account and Matching Account at the time such action is taken, unless the Participant (or such other person) otherwise consents thereto. The Plan has no fixed termination date.

10.      GENERAL PROVISIONS

         (a) No Rights as a Stockholder. Neither a Participant (nor any person claiming any rights under the Plan from or through any Participant) shall have any rights as a stockholder with respect to any shares of Stock until the date of the issuance of a share certificate to him or her for such shares.

         (b) No Rights to Employment. Nothing in the Plan or in any Salary, Bonus or Commission Deferral Agreement shall confer upon any Participant the right to continue in the employ of the Company or any Subsidiary or affiliate, or to be entitled to any remuneration or benefits not set forth in the Plan or to interfere with, or limit in any way, the right of the Company or any Subsidiary or affiliate to terminate such Participant's employment.

         (c) Governing Law. The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the state of Delaware without giving effect to the choice of law principles thereof.

         (d) Restrictions. A Participant's rights under the Plan may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of (except by will or the applicable laws of descent and distribution) prior to the distribution of Stock to the Participant or his or her Beneficiary. Any attempt to dispose of any such rights in contravention of such restrictions shall be null and void and without effect.

         (e) Unfunded Status of the Plan. The undertaking to pay any benefits hereunder shall be an unfunded obligation payable solely from the general assets of the Company and subject to the claims of the Company's creditors. The Stock Units and Deferral and Matching Accounts shall be maintained as a book reserve account solely for accounting purposes. The Administrator reserves the right to take any and all reasonable steps to provide for the payment of all or part of the benefits payable under this Plan to the greatest extent possible without compromising the unfunded status of the Plan, including, without limitation, the delivery of shares of Stock to a grantor trust (within the meaning of Section 671 of the Code) to facilitate the delivery of such shares to Participants in satisfaction of the Company's obligations under this Plan.

         (f) Payments to Minors or Incompetents. If the Administrator determines that any person to whom a payment is due hereunder is a minor or incompetent by reason of physical or mental disability, the Administrator shall have the power to cause the payments then due to such person to be made to another for the benefit of the minor or incompetent, without responsibility of the Company or the Administrator to see to the application of such payment, unless claim prior to such payment is made therefor by a duly appointed legal representative. Payments made pursuant to such power shall operate as a complete discharge of the Company and the Administrator.

         (g) Right of Offset. The Company shall have the right to retain or to use any amounts payable under the Plan to satisfy or otherwise offset amounts the Participant owes to the Company or any Subsidiary (including for this purpose any subsidiary of the Company which does not participate in the
Plan).

         (h) Effect of Shareholder Approval. The Plan is adopted contingent upon receiving approval of the shareholders of MFS at the 1995 annual meeting of shareholders. If such approval is not obtained, the Plan shall become null and void and any deferrals effective prior to such time shall be returned to Participants, without interest.

         As adopted by the Executive Committee of the Board of Directors of MFS on July 24, 1995 and amended and restated on August 28, 1995, September 19, 1995 and December 31, 1996.




                                     By:
                                        ---------------------------------------
                                             General Counsel